SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                October 22, 1999
                                 Date of Report
                        (Date of earliest event reported)


                              ARIS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    New York                       1 - 4814                      22-1715274
(State or other             (Commission File Number)           (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)

                     1411 Broadway, New York, New York              10018
                  (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (212) 642-4300

Item 7: Acquisition of Lola Inc.

As reported in the Company's Form 8-K, filed on August 24, 1999, Aris Industries, Inc. (the "Registrant") consummated the merger of Lola, Inc. and subsidiaries ("Lola"), a California corporation, with and into Europe Craft Imports, Inc. ("ECI"), a New Jersey corporation (the "Merger"), that is wholly owned by the Registrant. Immediately following the effectiveness of the Merger, ECI contributed all of the assets formerly owned by Lola to XOXO Clothing Company, Incorporated, a Delaware corporation ("XOXO") that is wholly owned by ECI. Lola's business consists principally of the manufacture and sale of women's and junior apparel and accessories under the "XOXO" name.

The consideration paid to Lola's shareholders was $10,000,000 in cash and 6,500,000 shares of the Registrant's common stock, which were valued for the purpose of the transaction, at $1.50 per share. In connection with the transaction, ECI obtained a $10,000,000 term loan and the Company and its subsidiaries amended its financing agreements to increase its revolving line of credit from $65,000,000 to $80,000,000.

The $10,000,000 term loan with CIT Group/Commercial Services, Inc. bears interest at prime plus one-half percent and is payable in quarterly installments of $500,000, plus interest, commencing January 1, 2000 with a balloon payment of $5,500,000 on February 26, 2002, the maturity date. The Company is required to make certain mandatory prepayments based upon "excess cash flows".

Lola, Inc. is based in Los Angeles, California and owns the XOXO trademark and worldwide licensing rights and has eleven current licenses in various product categories that complement the Company's core brands. It produces a line of women's and junior apparel and accessories which is distributed in major department and specialty stores as well as the Company's free standing retail stores.

     This 8-K/A, is an amendment to the Company's 8-K filed during August 1999 and includes financial statements and pro forma information that was not available in the initial filing.

Financial Statements and Pro Forma Financial Information

(a)  Financial Statements of Business Acquired.

     (i) Financial statements of Lola, Inc. and subsidiary as of January 31, 1999 and for the year then ended.

     (ii) Unaudited Financial Statements as of July 31, 1999 and 1998 and for the six month periods then ended.

(b)  Pro Forma Financial Information.

     (i) Aris Industries, Inc. and Subsidiaries Unaudited Pro Forma Combined Condensed Financial Statements.

[KPMG LOGO]



                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                      Consolidated Financial Statements and
                           Supplementary Information

                                January 31, 1999

                  (With Independent Auditors' Report Thereon)

[KPMG LETTERHEAD]




                          Independent Auditors' Report


The Board of Directors
Lola, Inc.:


We have audited the accompanying consolidated balance sheet of Lola, Inc. dba XOXO and subsidiary as of January 31, 1999 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lola, Inc. dba XOXO and subsidiary as of January 31, 1999 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   /s/ KPMG LLP

March 29, 1999, except for
   note 12 which is as of
   August 10, 1999

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                           Consolidated Balance Sheet

                                January 31, 1999


                                     Assets
Current assets:
  Cash                                                                              $    22,884
  Due from factor (note 2)                                                               86,190
  Accounts receivable, less allowance for doubtful receivables of $15,000               603,614
  Other receivables (note 10)                                                           133,931
  Refundable income taxes (note 5)                                                       46,934
  Due from affiliates (note 6)                                                          343,393
  Due from stockholder (note 8)                                                         500,000
  Inventories (note 3)                                                                7,314,117
  Prepaid expenses and other current assets                                             366,039
  Deferred tax assets (note 5)                                                          360,000
                                                                                    -----------
          Total current assets                                                        9,777,102
Property and equipment, at cost, net (note 4)                                         3,721,416
Other assets, at cost                                                                   369,889
                                                                                    -----------
                                                                                    $13,868,407
                                                                                    ===========

                      Liabilities and Stockholders' Equity

Current liabilities:
    Current installments of capital lease obligations (note 11)                     $   426,504
    Trade accounts payable                                                            6,260,973
    Accrued liabilities                                                               2,941,294
    Deferred royalty income (note 7)                                                     39,951
                                                                                    -----------
          Total current liabilities                                                   9,668,722
Capital lease obligations, less current installments (note 11)                          679,890
Deferred leasehold improvements incentives                                              272,211
Deferred rent                                                                           353,735
                                                                                    -----------
          Total liabilities                                                          10,974,558
                                                                                    -----------
Other                                                                                    14,000
Stockholders' equity:
  Common stock, no par value. Authorized 100,000 shares; issued and outstanding
    10,000 shares                                                                       100,000
  Additional paid-in capital                                                             75,000
  Retained earnings                                                                   2,704,849
                                                                                    -----------
          Total stockholders' equity                                                  2,879,849
Commitments and contingencies (notes 2 and 11)
                                                                                    -----------
                                                                                    $13,868,407
                                                                                    ===========


See accompanying notes to consolidated financial statements.

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                       Consolidated Statement of Earnings

                           Year ended January 31, 1999

Net sales (note 6)                                                 $ 74,333,616
Cost of goods sold                                                   45,482,767
                                                                   ------------
          Gross profit                                               28,850,849
                                                                   ------------
Operating expenses:
    Design and samplemaking                                           4,987,065
    Selling                                                           8,457,259
    Shipping                                                          2,547,494
    Occupancy                                                         1,330,291
    General and administrative                                       11,392,060
                                                                   ------------
          Total operating expenses                                   28,714,169
                                                                   ------------
          Earnings from operations                                      136,680

Other income (expense):
    Interest expense, net                                              (875,815)
    Royalty income (note 7)                                           1,140,876
    Loss on investment (note 9)                                         (39,000)
    Litigation settlement (note 10)                                     250,000
                                                                   ------------
          Earnings before income taxes                                  612,741
Income taxes (note 5)                                                   286,000
                                                                   ------------
          Net earnings                                             $    326,741
                                                                   ============


See accompanying notes to consolidated financial statements.

                                 LOLA, INC. dba

                             dba XOXO and SUBSIDIARY

                 Consolidated Statement of Stockholders' Equity

                           Year ended January 31, 1999


                                                              Common stock          Additional                    Total
                                                        -----------------------       paid-in     Retained     stockholders'
                                                          Shares        Amount        capital     earnings        equity
                                                        -----------------------     ----------    --------     -------------

Balance, January 31, 1998, as previously reported          10,000     $ 100,000          --       2,378,108     2,478,108
Investment in affiliate (note 9)                             --            --          25,000          --          25,000
Investment in 8-3 Retailing, Inc. (note 1)                   --            --          50,000          --          50,000
                                                        ---------     ---------     ---------     ---------     ---------
Balance, January 31, 1998, as restated                     10,000       100,000        75,000     2,378,108     2,553,108
Net earnings                                                 --            --            --         326,741       326,741
                                                        ---------     ---------     ---------     ---------     ---------
Balance, January 31, 1999                                  10,000     $ 100,000        75,000     2,704,849     2,879,849
                                                        =========     =========     =========     =========     =========


See accompanying notes to financial statements.

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                       Consolidated Statement of Cash Rows

                           Year ended January 31, 1999


Cash flows from operating activities:
    Net earnings                                                                           $   326,741
                                                                                           -----------
    Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization of property and equipment                                1,301,222
      Capital contribution                                                                      25,000
      Deferred income taxes                                                                   (149,000)
      Reserve for open credits                                                                  88,026
      Litigation settlement                                                                   (112,500)
      Other                                                                                     14,000
      Changes in assets and liabilities:
        (Increase) decrease in assets:
          Due from factor                                                                       (5,974)
          Accounts receivable                                                                  281,715
          Due from affiliates                                                                   41,129
          Inventories                                                                       (2,215,320)
          Prepaid expenses and other current assets                                           (135,687)
          Refundable income taxes                                                              (46,934)
          Other assets                                                                         (65,493)
        Increase (decrease) in liabilities:
          Trade accounts payable                                                             1,057,307
          Accrued liabilities                                                                  782,670
          Deferred royalty income                                                             (375,403)
          Deferred leasehold improvements incentives                                           (35,898)
          Deferred rent                                                                        115,213
          Income tax payable                                                                  (671,249)
                                                                                           -----------
                   Net cash provided by operating activities                                   219,565
                                                                                           -----------
Cash flows used in investing activities-- purchases of property and equipment                 (873,857)

Cash flows from financing activities:
    Advances from factor                                                                     1,660,275
    Due from shareholder                                                                      (500,000)
    Repayments of notes payable                                                               (342,303)
    Repayments of capital lease obligations                                                   (251,556)
                                                                                           -----------
                   Net cash used in financing activities                                       566,416
                                                                                           -----------
                   Net decrease in cash                                                        (87,876)
Cash at beginning of year                                                                      110,760
                                                                                           -----------
Cash at end of year                                                                        $    22,884
                                                                                           ===========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
      Interest                                                                             $   875,815
      Income taxes                                                                           1,153,183
    Non-cash activities-capital expenditures financed                                        1,017,905
                                                                                           ===========


See accompanying notes to consolidated financial statements.

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999



(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          Lola, Inc. dba XOXO (Lola, Inc. or the Company) manufactures women's apparel for sale to retailers under the labels XOXO and XOXO in America and abroad. In addition, Lola, Inc., as licensor, has entered into certain agreements that allow the licensees the exclusive right to manufacture, sell, distribute and advertise certain products using the tradename "XOXO."

          Effective February 27, 1998, 8-3 Retailing, Inc., formerly owned by related parties of the Company, became a wholly owned subsidiary of the Company through a gift of stock transaction. The Company recorded the transaction in a manner similar to a pooling of interests, whereby the historical cost basis of the net assets has been retained, and accordingly, the consolidated financial statements have been restated as of January 31, 1998.

          8-3 Retailing, Inc. operates XOXO retail stores throughout the United States which sell exclusive XOXO women's apparel and related accessories.

     (b)  Principles of Consolidation

          The consolidated financial statements include the accounts of Lola, Inc. dba XOXO and its wholly owned subsidiary, 8-3 Retailing, Inc. Accordingly, all references herein to "Lola, Inc." include the consolidated results of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated.

     (c)  Inventories

          Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.

     (d)  Depreciation and Amortization

          Depreciation and amortization are being provided by use of the straight-line method over the estimated useful life of the assets (generally five years). Leasehold improvements are amortized on a straight-line basis over their estimated useful life or the life of the lease, whichever is less.

     (e)  Revenue Recognition

          The Company recognizes wholesale revenue from the sale of merchandise upon shipment and for retail operations, at point of sale. Royalty income is based upon a percentage, as defined in the underlying agreement, of the licensee's net revenue and is recognized as earned. Allowances for estimated sales returns, allowances and discounts are provided when related revenue is recorded.

     (f)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable


                                        6                            (Continued)

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999


          income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     (g)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenue and expenses and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     (h)  Preopening Costs

          Store preopening costs, consisting primarily of labor and supplies directly related to the opening of specific stores, are expensed as incurred.

     (i)  Long-Lived Assets

          The Company accounts for long-lived assets at amortized cost. As part of an ongoing review of the valuation and amortization of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest that the assets may be impaired. As a result, the Company has determined that its long-lived assets are not impaired as of January 31, 1999.

     (j)  Comprehensive Income

          During fiscal year 1999, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations. There is no difference between net earnings and comprehensive income for the Company. Accordingly, the adoption of SFAS 130 did not affect the Company's financial reporting.

(2)  Due from Factor

     The Company uses a factor for credit administration and working capital purposes. Under the factoring agreement, the factor purchases substantially all of the trade accounts receivable and assumes substantially all credit risks with respect to such accounts for a factoring charge, as defined. Receivables sold in excess of maximums established for each account are subject to recourse in the event of nonpayment by the customer. At January 31, 1999, the Company was contingently liable for $238,481 in receivables sold in excess of established credit limits. To the extent that the Company draws on funds prior to the payment date of the accounts receivable sold to the factor, the Company pays interest on such funds. The Company is contingently liable to the factor for merchandise disputes and customer claims on receivables sold to the factor.


                                        7                            (Continued)

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999



     Due from factor is comprised of the following:
              Factored accounts receivable                          $8,740,471

              Less:
                 Advances from factor                                7,797,254
                 Unassigned credit memos                               857,027
                                                                    ----------
                                                                    $   86,190
                                                                    ==========


(3)  Inventories

     Inventories consist of the following:
              Raw materials                                         $3,489,174
              Work in progress                                       1,759,976
              Finished goods                                         2,064,967
                                                                    ----------
                                                                    $7,314,117
                                                                    ==========


(4)  Property and Equipment

     Property and equipment is summarized as follows:
              Machinery and equipment                               $1,722,237
              Office furniture and equipment                         1,248,410
              Showroom equipment and improvements                    1,565,461
              Leasehold improvements-- warehouse                       599,313
              Instore shops                                            934,482
              Construction in progress                                 131,203
                                                                    ----------
                                                                     6,201,106
              Less accumulated depreciation and amortization         2,479,690
                                                                    ----------
                                                                    $3,721,416
                                                                    ==========


     Computer equipment and machinery and equipment include $306,315 and $1,166,787, respectively, for amounts under capitalized leases at January 31, 1999. Accumulated depreciation includes $236,872 at January 31, 1999 for amounts under capitalized leases. Amortization expense applicable to these leases is included in depreciation and amortization expense.


                                        8                            (Continued)

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999



(5)  Income Taxes

     A summary of income taxes follows:

                    Current:
                      Federal                $ 343,000
                      State                     92,000
                                             ---------
                                               435,000
                                             ---------

                    Deferred:
                      Federal                 (124,000)
                      State                    (25,000)
                                             ---------
                                              (149,000)
                                             ---------
                                             $ 286,000
                                             =========


     Income tax expense differs from the amounts computed by applying the Federal statutory rate of 34% to earnings before income taxes as shown below for the year ended January 31, 1999:

        Computed "expected" taxes                                    $208,000
        State and local taxes, net of Federal income tax benefit       44,000
        Nondeductible expenses                                         34,000
                                                                     --------
                                                                     $286,000
                                                                     ========


     The tax effects of temporary differences that give rise to significant portions of deferred tax assets of $360,000 arise primarily from timing differences in deducting California franchise tax, capitalization of certain inventory costs and depreciation and amortization expense for financial accounting and income tax return purposes. The Company believes its deferred tax asset is more likely that not to be realizable based on historical and projected taxable income levels.

     Refundable income taxes arise from the overpayment of estimated taxes.

(6)  Related Party Transactions

     During the year ended January 31, 1999, the Company sold merchandise to XOXO Outlets, Inc., a company affiliated through common ownership (Affiliate) (see note 9). The Affiliate owns and operates outlet stores under the name XOXO. Sales, net of returns, to the Affiliate for the year ended January 31, 1999 were $569,100 on a nonfactored basis. Due from affiliates totaled $343,393 at January 31, 1999 and consists of amounts resulting from the sale of inventory.



                                        9                            (Continued)

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999


(7)  Licensing Agreements

     The Company, as licensor, has entered into several agreements that allow the licensees the exclusive right to manufacture, sell, distribute and advertise certain products using the tradename "XOXO." These agreements range in length from five to eight years including option periods. The Company receives royalty payments of between 5% to 8% of net sales and advertising payments of 0.5% to 3% of net sales, payable monthly. As of January 31, 1999, the Company has received nonrefundable deferred royalty income of $39,951 and recognized royalty income of $1,140,876 during the year ended January 31, 1999.

(8)  Due from Stockholder

     During fiscal year 1999, the Company loaned $500,000 pursuant to an agreement with the Company's Chief Executive Officer. The note bears interest at 7% per annum and is due on demand. The Company anticipates payment of this note prior to January 31, 2000. Accordingly, the note is classified as current on the accompanying consolidated balance sheet. Interest earned under this arrangement amounted $32,100 during the fiscal year ended January 31, 1999.

(9)  Investment in Affiliate

     On February 27, 1998, a 50% interest in XOXO Outlets, Inc. was gifted to the Company. Due to the common ownership, the historical cost of the investment was retained. The investment in XOXO Outlets, Inc. is accounted for under the equity method. The losses of XOXO Outlets, Inc. have exceeded the investment of $25,000. Accordingly, the investment has been written off Because the Company is a guarantor of several leases on behalf of its investee, the Company has accrued for up to 50%, representing the Company's investment, of the investee's losses. This liability of $14,000 is included in the accompanying consolidated balance sheet.

(10) Litigation Settlement

     During fiscal year 1999, the Company reached an agreement with an unrelated third party in the amount of $250,000 for the settlement of its obligations under a licensing agreement. The Company has recognized income of $250,000 related to settlement during the year ended January 31, 1999. As of January 31, 1999, the Company has a related receivable of $112,500 which is included in other receivables in the accompanying consolidated balance sheet.

                                       10                            (Continued)

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999


(11) Commitments and Contingencies

     The Company has noncancelable operating and capital leases expiring through 2007 for the rental of its corporate office and warehouse, showrooms and certain machinery and equipment.

     Future minimum lease payments at January 31, 1999 are:

                                                Capital      Operating
                                                leases         leases         Total
                                                -------      ---------        -----
     Year ending January 31:
        2000                                  $   508,166     1,957,332     2,465,498
        2001                                      494,836     2,017,645     2,512,481
        2002                                      234,822     1,679,226     1,914,048
        2003                                         --       1,334,511     1,334,511
        2004                                         --       1,141,083     1,141,083
        Thereafter                                   --       3,506,586     3,506,586
                                              -----------   -----------   -----------
              Total minimum obligations         1,237,824   $11,636,383    12,874,207
                                                            ===========   ===========
        Less amount representing interest         131,430
                                              -----------

              Present value of minimum
                 obligations                    1,106,394
        Less current installments                 426,504
                                              -----------
                                              $   679,890
                                              ===========


     Rent expense approximated $1,898,000 for the year ended January 31, 1999.

     The Company is contingently liable under noncancelable operating leases entered into on behalf of its investee, XOXO Outlets, Inc. Future minimum annual lease payments under these affiliate leases at January 31, 1999 are:

                          2000                   $49,000
                          2001                     8,000
                          2002                     8,000
                          2003                     8,000
                          2004                     6,000
                                                 -------
                                                 $79,000
                                                 =======

                                       11                            (Continued)

                                   LOLA, INC.
                             dba XOXO AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                January 31, 1999


     The Company is subject to certain miscellaneous legal claims which have arisen during the ordinary course of business. The Company believes that the outcome of such pending legal proceedings, in the aggregate, will not have a material adverse effect on the Company's financial position or results of operations.

(12) Subsequent Events

     On August 10, 1999, Aris Industries, Inc. (Aris) consummated the merger of the Company, with and into Europe Craft Imports, Inc. ("ECI"), a New Jersey corporation (the "Merger"), that is wholly owned by Aris. Immediately following the effectiveness of the Merger, ECI contributed all of the assets formerly owned by the Company to XOXO Clothing Company, Incorporated, a Delaware corporation ("XOXO") that is wholly owned by ECI.

                           LOLA, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)

                                                              July 31,  July 31,
                             ASSETS                             1999      1998
                                                               -------   -------
CURRENT ASSETS:
  Cash                                                         $    44   $   226
  Receivables, net                                               2,669     2,336
  Inventories                                                    9,077     5,524
  Prepaid expenses and other current assets                      1,133       852
                                                               -------   -------
                       Total current assets                     12,923     8,938
Property, plant and equipment, net                               5,520     3,260
Intangible and other assets                                        424       388
                                                               -------   -------
               TOTAL ASSETS                                    $18,867   $12,586
                                                               =======   =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                                    $ 8,991   $ 5,491
   Accrued expenses and other current liabilities                4,587     2,868
   Current portion of long term debt                               515       142
   Notes payable                                                  --         206
                                                               -------   -------
               Total current liabilities                        14,093     8,707
Long-term debt, less current portion                             1,188       251
Other long-term liabilities                                        644       728
                                                               -------   -------
                          Total Liabilities                     15,925     9,686
                                                               -------   -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

   Common stock, no par value; authorized
     100,000 shares; issued and outstanding 10,000 shares          100       100
   Additional paid-in capital                                      265       265
   Retained earnings                                             2,577     2,535
                                                               -------   -------
                    Total stockholders' equity                   2,942     2,900
                                                               -------   -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $18,867   $12,586
                                                               =======   =======


See Notes to Unaudited Consolidated Condensed Financial Statements

                           LOLA, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                            (In thousands of dollars)

                                                        Six             Six
                                                    Months Ended    Months Ended
                                                    July 31, 1999  July 31, 1998
                                                    -------------  -------------
Net sales                                             $ 49,369       $ 39,642
Cost of goods sold                                     (32,752)       (24,369)
                                                      --------       --------
 Gross profit                                           16,617         15,273
Commission and licensing income                            527            554
                                                      --------       --------

Income before selling and administrative expenses,
   interest expense and income taxes                    17,144         15,827
Selling and administrative expenses                    (16,739)       (14,531)
                                                      --------       --------
Income before interest and taxes                           405          1,296
Interest expense, net                                     (525)          (416)
                                                      --------       --------
(Loss) income before taxes                                (120)           880
Income tax expense                                          (8)          (423)
                                                      --------       --------
Net (loss) income                                     $   (128)      $    457
                                                      ========       ========


See Notes to Unaudited Consolidated Condensed Financial Statements

                           LOLA, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                            (In thousands of dollars)

                                                              Six           Six
                                                          Months Ended  Months Ended
                                                             July 31,    July 31,
                                                               1998        1999
                                                          ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                            ($128)      $457

   Adjustments to reconcile net (loss) income to net cash
     used in operating activities:
      Depreciation and amortization                               871        553
      Increase in allowance for sales discounts and
        other credits                                             438        617
      Deferred rent                                               (14)       110
Change in assets and liabilities:
      Increase in receivables                                  (7,916)    (2,903)
      Increase in inventories                                  (1,689)      (308)
      Increase in prepaid expenses and other current assets       (82)        (7)
      Increase in other assets                                    (35)       (65)
      Increase in accounts payable - trade                      2,725        272
      Increase/(decrease) in accrued expenses
        and other current liabilities                           1,903       (375)
                                                              -------    -------
         Total adjustments                                     (3,799)    (2,106)
                                                              -------    -------
             Net cash used in operating activities             (3,927)    (1,649)
                                                              -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                         (1,690)      (354)
                                                              -------    -------
             Net cash used in investing activities             (1,690)      (354)
                                                              -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayments of long-term debt                               (137)
      Payments under capital leases                              (238)       (72)
      Advances to stockholder                                     255       (500)
      Other                                                       (25)        --
      Increase in bank credit line borrowings                   5,635      2,800
                                                              -------    -------
             Net cash provided by financing activities          5,627      2,091
                                                              -------    -------

NET INCREASE IN CASH                                               10         88

CASH, BEGINNING OF PERIOD                                          34        138
                                                              -------    -------

CASH, END OF PERIOD                                               $44       $226
                                                              =======    =======


See Notes to Unaudited Consolidated Condensed Financial Statements

                                   LOLA, INC.
                                AND SUBSIDIARIES

         Notes to Unaudited Consolidated Condensed Financial Statements


(1)  Summary of Significant Accounting Policies

     (a) The consolidated condensed financial statements for the six month periods ended July 31, 1999 and July 31, 1998 are unaudited and reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods. The results of operations of any interim period are subject to year-end audit and adjustments, and are not necessarily indicative of the results of operations for the fiscal year.

     (b)  Description of Business

          Lola, Inc. and subsidiaries ("Lola, Inc". or the "Company") manufactures women's apparel for sale to retailers under the labels XOXO. In addition, Lola, Inc. as licensor, has entered into certain agreements that allow its licensees the exclusive right to manufacture, sell, distribute and advertise certain products using the tradename "XOXO".

          Effective February 27, 1998, 8-3 Retailing, Inc., formerly owned by related parties of the Company, became a wholly owned subsidiary of the Company through a contribution of 100% of the capital stock of 8-3 Retailing, Inc. to the Company by the former shareholders. 8-3 Retailing, Inc. operates XOXO retail stores throughout the United States which sell exclusive XOXO women's and junior apparel and related accessories. The Company recorded the transaction in a manner similar to a pooling of interests, whereby the historical cost basis of the net assets has been retained, and the consolidated financial statements have been restated as of January 31, 1998.

     (c)  Principles of Consolidation

          The consolidated condensed financial statements include the accounts of Lola, Inc. and its wholly owned subsidiaries, 8-3 Retailing, Inc. and XOXO Outlets. Accordingly, all references herein to "Lola, Inc." include the consolidated results of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     (d)  Inventories

          Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.

     (e)  Depreciation and Amortization

          Depreciation and amortization are being provided by use of the straight-line method over the estimated useful life of the assets (generally five years). Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the life of the lease, whichever is less.

                                   LOLA, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Condensed Financial Statements


(2)  Inventories

     Inventories consist of the following:    1999              1998
                                              ----              ----

          Raw materials                    $3,887,000       $3,081,000
          Work in progress                  1,974,000        1,037,000
          Finished goods                    3,216,000        1,406,000
                                           ----------       ----------
                                           $9,077,000       $5,524,000
                                           ==========       ==========

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  June 30, 1999
                            (In thousands of dollars)

                                                   Aris                     Pro Forma Adjustments         (1)
                                             Industries, Inc.  Lola Inc.     Debit        Credit        Combined
                                             ----------------  ---------     -----        ------        --------
               ASSETS

CURRENT ASSETS:
  Cash                                           $    572    $     44      $ 10,000(2)   $ 10,000(3)    $    616
  Receivables, net                                 24,118       2,669                                     26,787
  Inventories                                      19,041       9,077                                     28,118
  Prepaid expenses and other current assets         2,126       1,133                                      3,259
                                                 --------    --------      --------      --------       --------
                Total current assets               45,857      12,923        10,000        10,000         58,780
Property, plant and equipment, net                  2,746       5,520                                      8,266
Goodwill                                           15,947          --        16,808(3)                    33,155
                                                                                400(4)
Intangible and other assets                         1,363         424                                      1,787
                                                 --------    --------      --------      --------       --------
                TOTAL ASSETS                     $ 65,913    $ 18,867      $ 26,808      $ 10,000       $101,988
                                                 ========    ========      ========      ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade acceptances payable                      $  2,050          --                                   $  2,050
  Accounts payable - trade                          3,581    $  8,991                                     12,572
  Accrued expenses and other current liabilities    3,600       4,587                    $    400(4)       8,587
  Current portion of long term debt                   500         515                       2,000(2)       3,015
  Line of credit payable                           18,530        --                                       18,530
                                                 --------    --------      --------      --------       --------
         Total current liabilities                 28,261      14,093                       2,400         44,754
Long-term debt, less current portion                6,942       1,188                       8,000(2)      16,130
Other long-term liabilities                         2,309         644                                      2,953
                                                 --------    --------      --------      --------       --------
             Total Liabilities                     37,512      15,925                      10,400         63,837
                                                 --------    --------      --------      --------       --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value                        460          --                          65(3)         525
  Common stock, no par value                                      100           100(3)
  Preferred stock, $.01 par value                      26          --                                         26
  Additional paid-in capital                       69,138         265           265(3)      9,685(3)      78,823
  (Accumulated deficit)/retained earnings         (41,223)      2,577         2,577(3)                   (41,223)
                                                 --------    --------      --------      --------       --------
            Total stockholders' equity             28,401       2,942         2,942         9,750         38,151
                                                 --------    --------      --------      --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 65,913    $ 18,867      $  2,942      $ 20,150       $101,988
                                                 ========    ========      ========      ========       ========


See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

          Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

1. The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 1999 represents the historical consolidated balance sheet of Aris Industries Inc. at June 30, 1999 and the historical consolidated balance sheet of Lola Inc. and subsidiaries at July 31, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared assuming that the Merger occurred as of June 30, 1999 using the purchase method of accounting.

2. Reflects the $10,000,000 in cash received by Aris under the term loan from CIT Group/Commercial Services, Inc. The term loan bears interest at prime plus one-half percent and is payable in quarterly installments of $500,000, plus interest, commencing January 1, 2000, with a balloon payment of $5,500,000 due on February 26, 2002, the maturity date.

3. Records the issuance of 6,500,000 shares of Aris Common Stock valued at $1.50 per share and $10,000,000 in cash paid to Lola's shareholders as the consideration for the Merger of Lola, Inc. into Europe Craft Imports, a wholly owned subsidiary of Aris. This adjustment also reflects the elimination and consolidation entry related to consolidating Lola, Inc. with Aris.

4. Reflects estimated merger and direct costs of the acquisition. Such costs consist primarily of legal, accounting and other fees associated with the Merger.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      For the Year Ended December 31, 1998
                    (In thousands, except per share amounts)


                                                             Aris                            Pro Forma          (1)
                                                       Industries,Inc.     Lola Inc.        Adjustments         Combined
                                                        ------------    ------------       ------------       ------------
Net Sales                                                   $127,680         $74,334                              $202,014
Cost of goods sold                                           (98,140)        (45,483)                             (143,623)
                                                        ------------    ------------       ------------       ------------
 Gross profit                                                 29,540          28,851                                58,391
Commission and licensing income                                1,570           1,141                                 2,711
                                                        ------------    ------------       ------------       ------------

Income before selling and administrative expenses,
  interest expense, income taxes and extraordinary item       31,110          29,992                                61,102
Selling and administrative expenses                          (29,950)        (28,503)             ($860)(2)        (59,313)
                                                        ------------    ------------       ------------       ------------
Income before interest, taxes and extraordinary item           1,160           1,489               (860)             1,789
Interest expense, net                                         (5,220)           (876)              (875)(3)         (6,971)
                                                        ------------    ------------       ------------       ------------
(Loss)/income before taxes and extraordinary item             (4,060)            613             (1,735)            (5,182)
Income tax expense                                              (190)           (286)               208 (5)           (268)
                                                        ------------    ------------       ------------       ------------
(Loss)/income before extraordinary item                       (4,250)            327             (1,527)            (5,450)
 Gain on extinguishment of debt                                  522              --                                   522
                                                        ------------    ------------       ------------       ------------
Net (loss)/income                                            ($3,728)           $327            ($1,527)           ($4,928)
                                                        ============    ============       ============       ============

PER SHARE DATA:
  Weighted average shares outstanding - Basic             14,912,000                          6,500,000(4)      21,412,000
  Weighted average shares outstanding - Diluted           14,912,000                          6,500,000(4)      21,412,000

Basic loss per share:
  Loss before extraordinary item                              ($0.29)                                               ($0.25)
  Extraordinary item                                            0.04                                                  0.02
                                                        ------------                                          ------------
Net loss                                                      ($0.25)                                               ($0.23)
                                                        ============                                          ============

Diluted loss per share:
  Loss before extraordinary item                              ($0.29)                                               ($0.25)
  Extraordinary item                                            0.04                                                  0.02
                                                        ------------                                          ------------
Net loss                                                      ($0.25)                                               ($0.23)
                                                        ============                                          ============


See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Income

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     For the Six Months Ended June 30, 1999
                    (In thousands, except per share amounts)

                                                         Aris                               Pro Forma              (1)
                                                    Industries, Inc.      Lola Inc.        Adjustments          Combined
                                                    ----------------     ------------       ------------       ------------
Net Sales                                                 $53,457            $49,369                              $102,826
Cost of goods sold                                        (39,889)           (32,752)                              (72,641)
                                                     ------------       ------------       ------------       ------------
 Gross profit                                              13,568             16,617                                30,185
Commission and licensing income                               536                527                                 1,063
                                                     ------------       ------------       ------------       ------------

Income before selling and administrative expenses,
  restructuring and other charges, interest expense
   and income taxes                                        14,104             17,144                                31,248
Selling and administrative expenses                       (15,508)           (16,739)             ($430)(2)        (32,677)
Restructuring and other charges                            (8,001)                --                                (8,001)
                                                     ------------       ------------       ------------       ------------
(Loss)/income before interest and taxes                    (9,405)               405               (430)            (9,430)
Interest expense, net                                      (1,589)              (525)              (438)(3)         (2,552)
                                                     ------------       ------------       ------------       ------------
Loss before taxes                                         (10,994)              (120)              (868)           (11,982)
Income tax benefit/(expense)                                  587                 (8)                                  579
                                                     ------------       ------------       ------------       ------------
Net loss                                                 ($10,407)             ($128)             ($868)          ($11,403)
                                                     ============       ============       ============       ============

PER SHARE DATA:
  Weighted average shares outstanding - Basic          36,486,933                            6,500,000(4)       42,986,933
  Weighted average shares outstanding - Diluted        36,486,933                            6,500,000(4)       42,986,933
                                                     ------------                                             ------------
Basic loss per share                                       ($0.29)                                                  ($0.27)
                                                     ============                                             ============
Diluted loss per share                                     ($0.29)                                                  ($0.27)
                                                     ============                                             ============


See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Income

      Notes to Unaudited Pro Forma Combined Condensed Statements of Income

1. The accompanying Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1998 is based upon the historical results of Aris Industries Inc. for the year then ended and the historical results of Lola, Inc. and subsidiaries for the fiscal year ended January 31, 1999. The Unaudited Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1999 is based upon the results of operations of Aris Industries Inc. for the six months ended June 30, 1999 and the results of operations of Lola, Inc. and subsidiaries for the six months ended July 31, 1999. The Unaudited Pro Forma Combined Condensed Statements of Income have been prepared assuming that the Merger had been consummated using the purchase method of accounting as of January 1, 1998.

2. Reflects amortization of the excess of cost over net assets acquired of Aris of approximately $860,000 and $430,000 for the year ended December 31, 1998 and for the six months ended June 30, 1999, respectively, using the straight line method over twenty years.

3. Reflects interest expense of $875,000 and $438,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, related to the Aris' $10,000,000 CIT Group/Financial Services Inc. Term Loan the proceeds of which were used to acquire Lola, Inc. Interest was calculated assuming a prime rate of 8.25% plus one-half percent.

4. Represents the issuance of 6,500,000 shares of Aris common stock.

5. Reflects reduction in Federal Taxes as a result of the combined losses of the Company for 1998.